FLEET FINANCIAL GROUP, INC.
                   EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

                               (1996 Restatement)








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ARTICLE 1.  INTRODUCTION

     Fleet Financial Group, Inc. (the "Company") hereby amends, restates and continues the Fleet Financial Group, Inc. Executive Deferred Compensation Plan

No. 2 (the "Plan") effective as of January, 1, 1996.  The original effective date of the Plan is January 1, 1992.  The Company established the Plan to attract, retain and motivate certain of its key employees, as well as those of its subsidiaries and affiliates, by providing them with the opportunity to defer receipt of certain amounts of compensation.  The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and

401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended,

("ERISA"), and shall be administered in a manner consistent with that intent.


ARTICLE 2.  ADMINISTRATION

     The Plan will be administered by the Human Resources and Planning

Committee, or any successor committee, of the Board of Directors of the Company

(the "Committee").  The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith,

provided such procedures are consistent with the requirements of Section 503 of


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ERISA and the regulations thereunder.  All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned.

No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her beneficiaries).

     The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate Benefits Director of the Company.  For

purposes of the Plan, any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the

Committee.  The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and the Corporate

Benefits Director (including any person who formerly served as a member of the

Committee or as Corporate Benefits Director) against all liabilities, damages,

costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


ARTICLE 3.  SELECTION OF PARTICIPANTS

     The Committee will select, or may establish the applicable criteria for determining, the employees of the Company or its subsidiaries or affiliates who are eligible to participate in the Plan.  When an executive has been selected to participate in the Plan, he or she will be notified by the Committee and given the opportunity to elect to defer compensation under the Plan.  (An executive who makes such an election is hereinafter referred to as a "Participant").




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ARTICLE 4.  ESTABLISHMENT OF ACCOUNT

     The Committee will establish separate accounts (the "Accounts") for each

Participant reflecting the amounts due the Participant under the Plan and will cause the Company to establish on its books an account or accounts reflecting the Company's obligation to pay Participants amounts due under the Plan.


ARTICLE 5.  DEFERRAL ELECTIONS

     For each calendar year, a Participant may irrevocably elect to defer receipt of either or both a specified portion of his or her base salary or the award for the year to which he or she is entitled under the Corporate Executive

Incentive Plan or other incentive award program; provided, however, that such deferred amount for the year may not be less than $10,000.  A Participant's election to defer base salary must be made prior to the time the base salary is earned.  A Participant's election to defer an award for a calendar year shall be made prior to the time the amount of the award is determined under the Corporate

Executive Incentive Plan and, in any event, prior to December 1 of the calendar year with respect to which the award is made.


ARTICLE 6.  INTEREST EQUIVALENT FACTOR

     From time to time the Committee will establish an annual interest equivalent factor to be used to increase the balance of each Participant's

Account.  The interest equivalent factor may be changed from time to time by the

Committee, including a change which reduces the factor retroactively because a

Participant terminates employment with the Company or its





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subsidiary or affiliate prematurely, and may be different for each Participant based upon his or her entry date into the Plan or other factors.

ARTICLE 7.  ADJUSTMENTS TO PARTICIPANT'S ACCOUNT

     From time to time the Committee will adjust each Participant's Account to credit (i) the amount which the Participant has elected to defer under Article 4 and (ii) the interest equivalent factor established under Article 6.  A

Participant's Account will continue to be adjusted under this Article 7 until the entire amount has been paid to the Participant or his or her beneficiary.  A

Participant's Account will also be adjusted to reflect benefit payments and withdrawals under Article 8.


ARTICLE 8.  PARTICIPANT BENEFITS

     A Participant who terminates employment with the Company (or its subsidiary or affiliate) prior to attaining age 55 and completing five years of continuous service with the Company (or its subsidiary or affiliate) and prior to attaining age 65 will be entitled to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) in a single lump sum payment.

     A Participant who terminates employment with the Company (or its subsidiary or affiliate) after attaining age 55 and completing five years of continuous service with the Company or its subsidiary or affiliate (or who, under a severance or other special arrangement, is treated as having attained age 55 and completing five years of continuous service) or after attaining age 65 will be entitled to elect to receive the balance credited to his





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or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) either in a single payment or in a series of up to fifteen annual installment payments.

     An election under the Plan to defer receipt beyond termination of employment or to receive installment payments, must be irrevocable, must be made prior to termination of employment and requires the prior written consent of the

Committee.

     A Participant who terminated employment with the Employer (or its subsidiary or affiliate) prior to attaining age 55 and completing ten years of continuous service with the Employer (or its subsidiary or affiliate) due to

"Fleet Focus" reductions will be entitled to elect to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) either in a single payment or, if the specified date is the attainment of age 55 or later, in a series of up to fifteen annual installment payments.  Such election must be irrevocable and must be made during the "30 day notice period" specified under the Fleet Focus reduction program.  Subject to the Committee's right to change the annual interest factor from time to time, the annual interest factor on such deferred amount will be 8%.

     A Participant who incurs a severe financial hardship due to circumstances beyond his or her control may request to withdraw all or a portion of his or her

Account to satisfy his or her financial emergency.  The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.

     At the time a Participant elects to defer amounts under Article 5, a

Participant may also irrevocably elect, in accordance with procedures established by the Committee, to receive a





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distribution of the balance credited to his or her Account attributable to such deferred amount in a single sum on a specified date, or upon the occurrence of a specified event, if such date or event occurs prior to his or her termination of employment.  A Participant who was formerly a participant in the Shawmut

National Corporation Deferred Compensation Plan who previously made such an election relating to deferred amounts under said plan will also be entitled to receive a distribution of the balance credited to his or her Account attributable to such prior deferred amount in accordance with such prior election.

     Subject to a withdrawal penalty as hereinafter specified, from time to time a Participant may elect to withdraw in a single sum all or a specified portion of the balance of his Account in accordance with procedures established by the

Committee.  The amount of such withdrawal, however, will be reduced by a percentage of the withdrawal amount which shall be forfeited by the Participant.

Such percentage will be equal to the annual interest equivalent factor in effect for such Participant at the time of such withdrawal election, as determined under  Article 6, increased by three percentage points.


ARTICLE 9.  BENEFICIARY BENEFITS

     A Participant may designate a beneficiary or beneficiaries, or change any prior designation, on a form approved by the Committee to receive the remaining balance in his or her Account upon his or her death.  Payments to a beneficiary under this Article will be made,  at the election of the Participant, in a single sum, or in a series of up to fifteen annual installment payments,

commencing as soon as reasonably practicable following the Participant's death.

If no beneficiary is designated (or if a designated beneficiary does not





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survive the Participant), the remaining balance will be paid to the

Participant's estate in a lump sum.

ARTICLE 10.  NATURE OF CLAIM FOR PAYMENTS

     Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder.  A

Participant shall have no right on account of the Plan in or to any specific assets of the Company.  Any right to any payment the Participant may have on account of the Plan shall be that of a general, unsecured creditor of the

Company.

     The Company may, but is not required to, establish a trust of which the

Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended, (a "grantor trust") and may deposit funds with the trustee of the grantor trust (the "Trustee") sufficient to satisfy the benefits provided under the Plan.  If the Company establishes such a grantor trust and, if at the time of a "change of control" as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.

     In all events, the Company shall remain ultimately liable for the benefits payable under this Plan, and to the extent the assets at the disposal of the

Trustee are insufficient to enable the Trustee to satisfy all benefits, the

Company shall pay all such benefits necessary to meet its obligations under this

Plan.





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     The obligations of the Company hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.


ARTICLE 11.  NO ASSIGNMENT OR ALIENATION

     The interest hereunder of any Participant or beneficiary will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his or her creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized.


ARTICLE 12.  NO CONTRACT OF EMPLOYMENT

     The Plan will not be deemed to constitute a contract of employment between the Company and any Participant, or to be consideration for the employment of any Participant.


ARTICLE 13.  AMENDMENT OR TERMINATION OF PLAN

     The Plan may be altered, amended, revoked or terminated in writing by the

Committee or the Company, in any manner and at any time; provided, however,

following a "change of control" as defined in the trust referred to under

Article 10, no such alteration, amendment, revocation or termination shall reduce the amount of a Participant's Account or his or her rights to such

Account as determined under the provisions of the Plan in effect, immediately prior to such change of control, or otherwise adversely affect the Participant's benefits under the Plan, without the written consent of the Participant; and

further provided, however,





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following a "change of control" as defined in the trust referred to under

Article 10,  the provisions of this Article 13 may not be amended.

ARTICLE 14.  MERGER OF THE SHAWMUT NATIONAL CORPORATION
             DEFERRED COMPENSATION PLAN

     Each individual who was a participant in the Shawmut National Corporation

Deferred Compensation Plan immediately prior to the date as of which Shawmut

National Corporation merged with Fleet Financial Group, Inc., who became an employee of the Company or a subsidiary or affiliate as of said merger date, and who consented in writing to the provisions of the Instrument of Amendment and

Merger of the Shawmut National Corporation Deferred Compensation Plan with the

Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 2, shall become a Participant in the Plan as of January 1, 1996.  As of January 1, 1996,

the Committee will establish an Account for each such Participant under the Plan and will credit to such Account as of January 1, 1996 an amount equal to the value of such Participant's 'Deferral Account' under the Shawmut National

Corporation Deferred Compensation Plan, determined by the Company, immediately prior to January 1, 1996.  To the extent such value is determined with reference to the value of shares of Fleet Financial Group, Inc. common stock, the value of each such share shall be equal to the average of the closing prices for Fleet

Financial Group, Inc. common stock for the month of December, 1995, as shown in

The Wall Street Journal.
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ARTICLE 15.  GOVERNING LAW

   This Plan will be governed and construed in accordance with the laws of the

State of Rhode Island, to the extent such laws are not preempted by federal law.


     IN WITNESS WHEREOF, the Fleet Financial Group, Inc., by its duly authorized officer, has caused this Plan to be executed this ____ day of ________________,

1996.


                                        FLEET FINANCIAL GROUP, INC.


                                        By: /s/
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